EXHIBIT 23. (h)(1)(A)(7)

AMENDMENT TO ADMINISTRATION AGREEMENT
Dated:  September 30, 2016

The Lee Financial Tactical Fund has terminated any and all affiliations with this Administration Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

LEE FINANCIAL MUTUAL FUND, INC.

	By:	/s/ Terrence K.H Lee
Terrence K.H. Lee, President
[Corporate Seal]

	Attest:	/s/ Lugene Endo Lee
Lugene Endo Lee, Secretary

LEE FINANCIAL GROUP HAWAII, INC.

	By:	/s/ Terrence K.H Lee
Terrence K.H. Lee, President
[Corporate Seal]

	Attest:	/s/ Lugene Endo Lee
Lugene Endo Lee, Secretary

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